UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

____________________

Date of Report (Date of Earliest Event Reported):  February 8, 2008

Cornerstone Ministries Investments, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia (State of Incorporation)	011-32165 (Commission File No.)	58-2232313 (IRS Employer Identification No.)

2450 Atlanta Highway, Suite 904, Cumming, Georgia  30040

(Address of Principal Executive Offices, including Zip Code)

(678) 455-1100

(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On February 8, 2008, Cornerstone Ministries Investments, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its administrative services agreement with eNable Business Solutions, Inc., which recently changed its name from Cornerstone Capital Advisors Inc. (the “Advisor”).  The Company originally entered into an agreement with the Advisor in 2003 whereby the Advisor provides administrative and “back-office” services to the Company, subject to the direction and supervision of the Company’s management.  Pursuant to the Amendment, the compensation payable to the Advisor is changed to a fixed monthly fee equal to $171,600.

Item 1.03.

Bankruptcy or Receivership.

On February 10, 2008, the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Georgia (the “Court”) (Case No. 08-20355).  The Company will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 12, 2008

CORNERSTONE MINISTRIES INVESTMENTS, INC.

By:          /s/ John T. Ottinger, Jr.

John T. Ottinger, Jr.

Interim Chief Executive Officer